EXHIBIT 21
                                                                      ----------


                              List of Subsidiaries
                              --------------------



Name                                                          Jurisdiction of Incorporation
----                                                          -----------------------------
BioSepra Inc. (64% owned subsidiary of Sepracor)              Delaware

HemaSure Inc. (33%* owned subsidiary of Sepracor)             Delaware

Sepracor Canada Holdings, Inc.                                Delaware

Sepracor Canada Limited (100% owned subsidiary
of Sepracor Canada Holdings, Inc.)                            Canada

Sepracor Securities Corporation (100% owned
subsidiary of Sepracor)                                       Massachusetts

Versicor Inc. (22% owned subsidiary of Sepracor)              Delaware

Sepracor, N.V.                                                Netherlands Antilles

-------------
*42% as of February 25, 1999.